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                                                               EXHIBIT 10.32.3


                           SECOND AMENDMENT TO LEASE
                              (4 Cromwell, Irvine)


I.       PARTIES AND DATE.

         This Second Amendment to Lease (the "Second Amendment") dated May 11, 1995, is by and between THE IRVINE COMPANY, a Michigan corporation ("Landlord"), and DATUM, INC., a Delaware corporation ("Tenant").

II.      RECITALS.

         On February 3, 1992, Landlord and Tenant entered into a lease, as amended by a First Amendment to Lease dated March 15, 1995 (as amended, the "Lease") for space in a building located at 4 Cromwell, Suite 201, Irvine, California ("Premises").

         On March 17, 1995, Tenant acquired all of the outstanding stock of Efratom Time and Frequency Products, Inc., a Colorado corporation ("Efratom"), and all of Efratom's right, title and interest as the tenant under the Lease.

         Landlord and Tenant each desire to modify the Lease to make such modifications as are set forth in "III. MODIFICATIONS" next below.

III.     MODIFICATIONS.

         A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

                 1. Item 9 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

                         "9.      Term:  The Term of this Lease shall expire at
                         midnight on October 1997."

                 2. Effective as of September 1, 1996, Item 10 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

                         "10.     Monthly Rent:  Eleven Thousand Three
                         Hundred Fifty Dollars and Eighty-Four Cents
                         ($11,350.84) per month, based on $.667 per rentable square foot."

                 Notwithstanding the adjustment to Monthly Rent set forth in this Second Amendment, Tenant's obligation to pay its Tenant's Share of Operating Expenses shall remain unmodified.
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         B.      Remainder Space Improvements.  Paragraph 8 of the Addendum to
Lease entitled "Remainder Space Improvements" is hereby deleted in its entirety and shall be of no further force or effect.

         C. Option to Extend Term. Tenant's Option to Extend Term, as set forth in Rider No. 3 to the Lease, is hereby amended to provide that Tenant's second Option to extend the Term (contained in subsection (A)(ii) of Lease Rider No. 3) shall remain in full force and effect, except that: (i) the extension shall commence on November 1, 1997 and shall expire on July 31, 2005;
(ii) the Option shall be exercised only by written notice delivered to Landlord no less than nine (9) months before the expiration of the Term; (iii) the Monthly Rent during the extension shall be Eleven Thousand Three Hundred Fifty Dollars and Thirty-Four Cents ($11,350.34) per month, based on $.667 per rentable square foot, for the period November 1, 1997 through June 30, 2000, adjusting to Fourteen Thousand Two Hundred Forty-Three Dollars and Twenty-Three Cents ($14,243.23) per month, based on $.837 per rentable square foot, for the period July 1, 2000 through July 31, 2005; and (iv) Tenant shall demonstrate to Landlord's satisfaction, both at the time of exercise of the Option and at the commencement of the extension, that Tenant's net worth (as determined by generally acceptable accounting principles consistently applied) shall then be at least or greater than Tenant's net worth as shown in Tenant's financial statements dated as of December 31, 1994.

         D. Contingency. Tenant understands and agrees that the effectiveness of this Second Amendment is conditioned upon the mutual execution and delivery of a lease agreement between Landlord and Tenant for the premises located at 9975 Toledo Way, Irvine, California.

         E. Assumption and Consent. Tenant has acquired all of Efratom's right, title and interest under the Lease, and has assumed all of the Tenant's obligations under the Lease, and Landlord hereby consents to said assignment and assumption by Tenant.

IV.      GENERAL.

         A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Second Amendment.

         B. Entire Agreement. This Second Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

         C. Counterparts. If this Second Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any


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action or proceeding, any photographic, photostatic, or other copy of this
Second Amendment may be introduced into evidence without foundation.

         D. Defined Terms. All words commencing with initial capital letters in this Second Amendment and defined in the Lease shall have the same meaning in this Second Amendment as in the Lease, unless they are otherwise defined in this Second Amendment.

         E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Second Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Second Amendment on behalf of the corporation or partnership and that this Second Amendment is binding upon the corporation or partnership in accordance with its terms.

         F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Second Amendment.

V.       EXECUTION.

         Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:                                  TENANT:

THE IRVINE COMPANY,                        DATUM, INC.,
a Michigan corporation                     a Delaware corporation


By: /s/ Clarence W. Barker                 By: /s/ Louis B. Horwitz
   -------------------------------            -------------------------
   Clarence W. Barker, President              Louis B. Horwitz,
   President, Irvine Industrial               Chairman, Chief Executive
   Company, a division of                     Officer and President
   The Irvine Company


By: /s/ John C. Tsu                        By: /s/ David A. Young
   -------------------------------            --------------------------
   John C. Tsu,                               David A. Young,
   Assistant Secretary                        Vice President and
                                              Chief Financial Officer






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